SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement          [ ]  Confidential, for use of the
                                          Commission Only (as permitted by Rule
                                          14a-6(e)(2))


[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         MOBIUS MANAGEMENT SYSTEMS, INC.
                (Name of Registrant as Specified in Its Charter)


                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:


(2)      Aggregate number of securities to which transaction applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


(4)      Proposed maximum aggregate value of transaction:


(5)      Total fee paid:


[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount Previously Paid:

(2)      Form, Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:

                         MOBIUS MANAGEMENT SYSTEMS, INC.
                                120 OLD POST ROAD
                               RYE, NEW YORK 10580







Dear Stockholder:

         We invite you to attend our annual meeting of stockholders at 10:00 a.m. on January 10, 2002, in Rye, New York. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

         This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our directors and executive officers.

         Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope.

         We look forward to seeing you on the 10th.

                              Sincerely yours,


                              /s/ Mitchell Gross

                              Mitchell Gross
                              Chairman of the Board,
                              Chief Executive Officer & President


December 12, 2001

                         MOBIUS MANAGEMENT SYSTEMS, INC.
                                120 OLD POST ROAD
                               RYE, NEW YORK 10580



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


  Date and Time:
           January 10, 2002, 10 a.m., Local Time

  Place:
           120 Old Post Road
           Rye, New York  10580

  Purpose:
           Elect One Director
           Ratify appointment of Independent Auditors
           Conduct other business if properly raised

  Who may vote:

           Only stockholders of record on December 3, 2001. Your vote is important. Please complete, sign, date, and return your proxy card promptly in the enclosed self addressed, postage pre-paid envelope.




                                 /s/ David J. Gordon

                                 David J. Gordon
                                 Interim Chief Financial Officer and
                                 Assistant Secretary


  December 12, 2001

                         MOBIUS MANAGEMENT SYSTEMS, INC
                                120 OLD POST ROAD
                               RYE, NEW YORK 10580


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


  Table of Contents
  -----------------

  General Information

  Proposal No. 1
        Election of Directors

  Director Compensation

  Board Committees

  Compensation Committee Report

  Director and Officer Stock Ownership

  Section 16(a) Beneficial Ownership Reporting Compliance

  Information Concerning Executive
        Officers

  Executive Compensation Tables

  Audit Committee Report

  Stock Performance Graph

  Certain Relationships and Related Transactions

  Proposal No. 2
        Ratification of Independent Auditors

  Additional Information

GENERAL INFORMATION

Who may vote

         Stockholders of Mobius, as recorded in our stock register on December 3, 2001, may vote at the meeting.

How proxies work

         Mobius's Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for or against our director candidate. You may vote for, vote against or abstain from voting for the proposal to ratify our Independent Auditors.

         If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares IN FAVOR of our director candidate and IN FAVOR of the ratification of our Independent Auditors and in our proxies' discretion on such other matters as may properly be raised at the meeting.

         You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote those shares.

Revoking a proxy

         You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying us in writing at the address under "Questions?".

Confidential Voting

         Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

Quorum

         In order to carry on the business of the meeting, we must have a quorum. This means a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Mobius itself are not voted and do not count for this purpose. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal.

Attending in person

         Only stockholders, their proxy holders and Mobius's guests may attend the meeting.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         There are currently five members of the Board. In June and October 2001, Peter J. Barris and Edward F. Glassmeyer, respectively, resigned from the Board of Directors. The Board is divided into three classes with terms expiring, respectively, at the fiscal 2002, 2003 and 2004 annual meeting of stockholders. The Board has nominated Kenneth P. Kopelman, whose term is expiring at the fiscal 2001 annual meeting, for re-election for a term to expire at the fiscal 2004 annual meeting. All Mobius directors are elected for three-year terms. Personal information for our director nominee and each of our other directors is given below.

         The Board oversees the management of the Company on your behalf. It reviews Mobius's long-term strategic plans and exercises direct decision-making authority in key areas. The Board chooses the Chief Executive Officer, sets the scope of his authority to manage Mobius's business day to day, and evaluates his performance.

         Four of Mobius's five directors, including our nominee, are not Mobius's employees. Only non-employee directors serve on Mobius's Audit and Compensation Committees.

         The Board met five times during fiscal 2001. Each director attended all of the meetings of the Board except Edward Glassmeyer who attended four of the five meetings of the Board.

         If our director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

         Election of a director requires the favorable vote of a majority of the votes cast. The Board recommends that you vote FOR the following candidate:

                      DIRECTOR NOMINEE FOR A TERM TO EXPIRE
                        AT THE FISCAL 2004 ANNUAL MEETING

Kenneth P. Kopelman.................   Partner of Kramer Levin Naftalis & Frankel LLP(1) (law firm).  Attended
Age 49                                 Cornell University (A.B.) and the London School of Economics and received
Director since 1997                    his J.D. from Columbia University School of Law.  Serves as a Director of
                                       Liz Claiborne, Inc.

                          DIRECTORS WHOSE TERMS EXPIRE
                        AT THE FISCAL 2002 ANNUAL MEETING

Joseph J. Albracht..................   Co-founder of Mobius. Executive Vice President and Secretary from 1981 to
Age 52                                 1999, Chief Operating Officer from 1996 to 1999 and Treasurer from 1981 to
Director since 1981                    1996.  Holds a B.S. in operations research and a M.B.A. from Pennsylvania
                                       State University.

Robert H. Levitan...................   Co-founder and Former Chief Executive Officer of Flooz.com (online gift
Age 40                                 currency company).  Co-founder of iVillage.com (internet portal).  Holds a
Director since 2000                    B.A. in history and public policy studies from Duke University.  Serves as a director of New York Cares.

                          DIRECTORS WHOSE TERMS EXPIRE
                        AT THE FISCAL 2003 ANNUAL MEETING

Mitchell Gross......................   Co-Founder of Mobius. President since 1981 and Chairman of the Board and
Age 52                                 Chief Executive Officer since 1996.  Mr. Gross was an officer in the U.S.
Director since 1981                    Navy, serving on nuclear submarines, from 1971-1976. Holds a B.S. in mechanical engineering from Columbia University School of Engineering and
                                       Applied Science and a M.B.A. in finance from The Wharton School at the
                                       University of Pennsylvania.

Gary G. Greenfield..................   Former President and Chief Executive Officer of MERANT plc (software
Age 46                                 development company) since 1998.  Holds a M.S. in information systems from
Director since 1998                    George Washington University and a M.B.A from Harvard Business School.
                                       Serves as a director of MERANT plc, Hyperion Solutions, Inc. and Managed
                                       Object Solutions, Inc.

--------
(1) Kramer Levin has served as legal counsel to Mobius since its founding in 1981.

                              DIRECTOR COMPENSATION

         Mobius employees receive no extra pay for serving as directors. Non-employee directors, except for Mr. Kopelman, are each paid a $10,000 annual retainer fee for serving on the Board, payable quarterly in advance, and are paid meeting fees of $1,250 for each Board meeting attended and $500 for each telephonic Board meeting attended, each payable promptly after each meeting. Kramer Levin is paid for the time Mr. Kopelman devotes to preparation for and attendance at Board meetings.

         The Mobius Non-Employee Directors' 1998 Stock Option Plan provides for the grant to Mobius directors of non-qualified stock options to purchase Mobius shares. These include an initial grant of 10,000 options, made upon a non-employee director's first election to the Board, as well as an annual grant of 10,000 options, made at each annual meeting to those directors having at least nine months of Board service on the grant date. All such options have an exercise price equal to the fair market value of the underlying Mobius shares on the date of grant.

                                BOARD COMMITTEES

         The Board appoints committees to help carry out its duties. Each committee reviews the results of its meetings with the full Board. The Board established its committees in February 1998 in connection with Mobius's initial public offering.

         The Compensation Committee oversees compensation of Mobius's Chief Executive Officer, including salary, bonus and incentive awards. The Compensation Committee is also responsible for administering Mobius's 1996 Stock Incentive Plan, Mobius's 1998 Employee Stock Purchase Plan and Mobius's 1998 Executive Incentive Plan. The Compensation Committee currently consists of Messrs. Albracht and Levitan. The Compensation Committee met one time last year.

         The Audit Committee is responsible for accounting and internal control matters. Subject to stockholder and Board approval, the Audit Committee chooses the independent public accountants to audit Mobius's financial statements and reviews the scope, results and costs of the audit with such accountants. The Audit Committee also reviews the financial statements and accounting and control practices of Mobius. The Audit Committee currently consists of Messrs. Greenfield and Levitan. The Audit Committee met twice last year.

                          COMPENSATION COMMITTEE REPORT


Overview

      The Compensation Committee:

(1)   reviews and approves the compensation of the Chief Executive Officer; and

(2) makes recommendations to the full Board with respect to the administration of Mobius's stock compensation plans.

Salary

         We base salary on the Chief Executive Officer's knowledge, skills and level of responsibility as well as the economic and business conditions affecting Mobius. Other factors we consider are:

(1) competitive positioning (comparing Mobius's salary structure with salaries paid by other companies);

(2)   Mobius's own business performance; and

(3)   general economic factors.

Annual Bonus

         We give the Chief Executive Officer an annual bonus to provide an incentive and reward for short-term financial success and long-term Company growth. Annual bonuses link compensation in significant part to Mobius's financial performance and is determined solely by the Compensation Committee.

Compensation of the Chief Executive Officer

         Mr. Gross is one of the founders of Mobius. He beneficially owns approximately 5,550,500 shares of common stock constituting approximately 32.2% of the total amount outstanding. Accordingly, his interest is very much aligned with the interest of all stockholders and Mobius has not considered it sensible to relate Mr. Gross' compensation to Mobius's performance through long-term stock incentives such as restricted stock or stock options. Mr. Gross' compensation package consists primarily of salary and bonus. The members of the Compensation Committee agreed to continue to pay Mr. Gross' $200,000 annual salary after the expiration of his employment agreement on April 27, 2001 and granted Mr. Gross a bonus attributable to his success in achieving certain goals during fiscal 2001.

Stock Options

         We use stock options as a long-term, non-cash incentive and to align the long-term interests of executives and stockholders. The stock options are priced at the market price of Mobius's common stock on the date of grant, therefore the options are linked to future performance of our stock because the options do not become valuable to the holder unless the price of our stock increases above the price on the date of grant. The number of stock options granted to an employee as a form of non-cash compensation is determined by the following factors:

(1)  number of stock options previously granted to an employee;

(2)  the employee's remaining options exercisable; and

(3) the value of those remaining stock options, as compared to the anticipated value that the employee will add to Mobius in the future.

Employee Stock Purchase Plan

         The Employee Stock Purchase Plan commenced in fiscal 1999 and provides employees who wish to acquire Mobius's common stock with the opportunity to purchase shares with a convenient way of doing so by accumulated payroll deductions. We believe that employee participation in ownership of Mobius on this basis will be to the mutual benefit of the employees and Mobius.

Executive Incentive Plan

         The Executive Incentive Plan ("Incentive Plan") was established in fiscal 1998 and participation in the Incentive Plan is limited to those executives and key employees who, in the judgment of the Compensation Committee, are in a position to have a significant impact on the performance of Mobius. Awards under the Incentive Plan are based upon the extent to which performance goals established by the Compensation Committee for a designated performance period are satisfied. The Incentive Plan also provides for grants of discretionary bonuses. As of December 3, 2001, there were no awards made under the Incentive Plan.


                                           Joseph J. Albracht(1)


(1) Appointed to the Compensation Committee in June 2001. Prior to June 2001, the Compensation Committee was comprised of Peter J. Barris and Edward F. Glassmeyer.

                      DIRECTOR AND OFFICER STOCK OWNERSHIP

         The following table shows how much Mobius Common Stock (i) each director and director nominee, (ii) the Company's Chief Executive Officer and other executive officers named in the Summary Compensation Table and (iii) all executive officers and directors as a group, owned on December 3, 2001.

Name and Address of  Named Executive
Officers and Directors / Nominee                Shares Owned(1)      Percent
                                                                    of Class

Mitchell Gross (2)
c/o Mobius Management Systems, Inc.
120 Old Post Road                                  5,550,500          32.2%
Rye, New York 10580 .......................
Joseph J. Albracht (3)
c/o Mobius Management Systems, Inc.
120 Old Post Road                                  3,943,500          22.9%
Rye, New York 10580........................
Karry Kleeman (4)
c/o Mobius Management Systems, Inc.
600 West Fulton Street                               324,027           1.8%
Chicago, IL 60661 .........................
Michael Festa (5)
c/o Mobius Management Systems, Inc.
600 West Fulton Street                                62,790              *
Chicago, IL 60661 .........................
Robert Lawrence (6)
c/o Mobius Management Systems, Inc.
120 Old Post Road                                    319,000           1.8%
Rye, New York 10580........................
Joseph Tinnerello(7)
c/o Mobius Management Systems, Inc.
600 West Fulton Street                               291,850           1.7%
Chicago, IL 60661..........................
Gary G. Greenfield (8)
9800 Bent Cross Drive                                 30,481              *
Potomac, MD 20854..........................
Kenneth P. Kopelman(9)
c/o Kramer, Levin, Naftalis & Frankel
919 Third Avenue                                      33,850              *
New York, NY 10022.........................
Robert H. Levitan(10)
160 East 88 Street
New York, NY  10128........................           10,000              *
Sandra A. Becker(11)
c/o Mobius Management Systems, Inc.
120 Old Post Road                                     65,679              *
Rye, New York 10580........................
All Executive Officers and Directors
as a group (13 persons) ...................       10,745,930          58.7%

-------------------
*........Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are referred to as currently exercisable options in these footnotes and are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.
(2) Includes 3,732,259 shares of Common Stock held by HARMIT, LP, of which Mitchell Gross is the general partner.
(3)  Includes 10,000 shares issuable pursuant to currently exercisable options.
(4)  Includes 323,027 shares issuable pursuant to currently exercisable options
(5)  Includes 54,100 shares issuable pursuant to currently exercisable options.
(6)  Includes 204,000 shares issuable pursuant to currently exercisable options
(7)  Includes 281,250 shares issuable pursuant to currently exercisable options.
(8)  Includes 30,000 shares issuable pursuant to currently exercisable options.
(9) Includes 1,500 shares of Common Stock held in trust by Mr. Kopelman's wife as trustee, for Mr. Kopelman's three minor children and 2,350 shares of Common Stock held jointly by Mr. Kopelman and his wife. Mr. Kopelman disclaims beneficial ownership to such shares. Also includes 30,000 shares issuable pursuant to currently exercisable options.
(10) Includes 10,000 shares issuable pursuant to currently exercisable options.
(11) Includes 58,250 shares issuable pursuant to currently exercisable options.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such directors, executive officers and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received, or on written representations from certain reporting persons for which no other filings were required, the Company believes that during the year ended June 30, 2001, there was compliance of all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

         The executive officers of Mobius as of the date of this Proxy Statement are identified below. Personal information on Mitchell Gross is given above. Executive officers are elected by the Board and serve until the next meeting of the Board following the annual meeting of stockholders and until their successors have been duly executed and qualified.

Name                            Position
Sandra A. Becker                Senior Vice President, Marketing since 1998.  Prior to joining Mobius, Ms. Becker
Age 50                          was employed by Ceridian Employer Services as Vice President of Marketing and held several marketing and strategy leadership positions for U.S. West Communications.
                                Holds a B.S. from College of St. Catherine and a M.B.A. from the University of
                                Minnesota.

Michael J. Festa                Vice President, Sales (United States and Latin America) since 2000. Joined Mobius in
Age 41                          1991 and served as Area Director from 1998-2000 and Regional Manager from 1996-1997.
                                Holds a B.B.A. in management from Iona College.

David J. Gordon                 Interim Chief Financial Officer since 2000.  Joined Mobius in 1987 and served as
Age 45                          Director of Finance from 1999-2000 and Controller from 1987-1999.  Holds a B.A. in
                                Accounting from Queens College N.Y.

Karry Kleeman                   Vice President, World Sales since 1999.  Joined Mobius in 1990 and served as Vice
Age 39                          President, Sales (North and South America) from 1997-1999, National Sales Manager from 1995 to 1997 and Regional Manager from 1992 to 1995. Holds a B.A. in marketing from Elmhurst College.

Robert Lawrence                 Vice President, Product Engineering since 1992.  Joined Mobius in 1985.  Holds a
Age 49                          B.S. in physics from the University of Massachusetts.
Peter Tierney                   Vice President, Sales (Europe, Middle East and Africa) since July 2001.  Joined
Age 50                          Mobius in 1993 as Director of International Operations and has served in various international management positions since then, most recently as Area Director.
                                Before joining Mobius, he held international management positions with SDI Ltd.,
                                Boole & Babbage, and SKK, Inc. Mr. Tierney completed his MBA at the University of
                                Cape Town in 1980.

Joseph Tinnerello               Vice President, Business Development since January, 1998. Joined Mobius in 1990 and
Age 44                          served as Vice President, Sales from 1995 to 1997.  Following a personal leave of absence, left Mobius from October 1997 through January 1998.  From 1988 to 1989, Mr.
                                Tinnerello served as a Regional Manager with Legent Software.

Hiromasa Yazaki                 Vice President, Sales (North Asia) since 1999.  Prior to joining Mobius, in 1997 and
Age 45                          1998, Mr. Yazaki was employed by Kodak Japan Ltd. as a General Manger/Consumer
                                Imaging Marketing and in 1996 Mr. Yazaki was employed by Informix K.K. as Director of Sales.  Holds a B.A. from Dokkyo University.


                          EXECUTIVE COMPENSATION TABLES


         The following table sets forth the compensation earned, by Mobius's Chief Executive Officer and the five other highest-paid executive officers for the past three fiscal years. The individuals included in the table will be collectively referred to as the "Named Officers."

                           Summary Compensation Table

Name and Principal Position                                     Annual Compensation(1)

                                                                            All Other
                                                                              Annual
                                                                           Compensation     All Other
                                         Year        Salary       Bonus         (2)       Compensation
                                         ----        ------       -----    ------------   ------------
Mitchell Gross                           2001       $200,000    $150,264          --       $73,904(3)
  Chairman of the Board, Chief           2000        200,000      75,252          --        84,948(3)
  Executive Officer and President        1999        200,000          --          --        61,632(3)

Karry Kleeman                            2001        125,000       4,140     311,818         4,069(5)
  Vice President, World Sales            2000        125,000       6,126     310,501               --
                                         1999        125,000      60,267     325,972               --

Michael J. Festa (4)                     2001        125,000       7,016     257,698         3,468(5)
  Vice President, U.S. and Latin         2000        115,500      46,767     176,796               --
  America Sales                          1999         95,000     130,267     646,737               --

Sandra A. Becker                         2001        190,000     142,665          --         3,889(5)
  Senior Vice President, Marketing       2000        190,000     142,658          --        72,943(7)
                                         1999     107,301(6)      71,250          --        30,000(7)

Joseph Tinnerello                        2001        150,000         231     189,750               --
  Vice President, Business Development   2000        150,000         252     214,500               --
                                         1999        150,000          --     198,000               --

Robert Lawrence                          2001        201,432      48,438          --               --
  Vice President, Project Engineering    2000        193,737      43,875          --               --
                                         1999        170,000      48,423          --       271,175(8)

--------------------------

(1) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonuses for the named executive officer for such year.
(2)   Consists of sales commissions and non-recoverable draws.
(3) Includes premiums on insurance, car premiums, tax preparation fees and sales incentive trip added to compensation. These amounts have been grossed up to include taxes.
(4) Michael J. Festa was elected by the Board of Directors as an executive officer on September 13, 2001. If Mr. Festa had been an executive officer as of June 30, 2001, he would have been required to be included in this disclosure.
(5) Includes sales incentive trip. The value of the trip has been grossed up to include taxes.
(6) Ms. Becker was employed by Mobius for approximately 7 months of fiscal 1999.
(7)   Includes relocation expenses.
(8) Disqualifying disposition of shares obtained through the exercise of incentive stock options.

                                  Stock Options


         The following table contains information concerning the grant of stock options under the Company's 1996 Stock Incentive Plan to the Named Officers during fiscal 2001.

            Option Grants in Last Fiscal Year
                    Individual Grants



                        Options
                        Number of
                       Securities     % of Underlying
                       Underlying       Granted            Exercise                  Potential Realizable Value
                         Options      to Employees in       Price       Expiration    at Assumed Rates of Stock
  Name                Granted(#)(1)     Fiscal Year       ($/Share)         Date     Appreciation for Option Term
  ---------------------------------------------------------------------------------------------------------------
                                                                                             5%($)        10%($)
                                                                                      ---------------------------

  Sandra A. Becker         5,000           0.6%              $3.00        10/20/10          $9,433       $23,906
  Michael J. Festa(2)     20,000           2.46%             $3.00        10/20/10         $37,734       $95,624
  Joseph Tinnerello        5,000           0.6%              $3.00        10/20/10          $9,433       $23,906


(1) Options were granted on October 20, 2000 and have a maximum term of 10 years measured from the grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. The vesting of these options is 20% on October 20, 2001 and 5% of the remaining stock options will become exercisable every three months thereafter until October 20, 2005.
(2) Michael J. Festa was elected by the Board of Directors as an executive officer on September 13, 2001. If Mr. Festa had been an executive officer as of June 30, 2001, he would have been required to be included in this disclosure.

                          Option Exercises and Holdings

                  The table below sets forth information with respect to the Named Officers concerning their exercise of options during fiscal 2001 and the unexercised options held by them as of the end of such year.

              Aggregated Options/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-end Option/SAR Values

                                                             Number of Securities           Value of Unexercised
                                  Shares       Value        Underlying Unexercised          in-the Money Options
                               Acquired on    Realized        Options at Fiscal                  at Fiscal
         Name                    Exercise      ($)(1)             Year-End                    Year-End ($)(1)
         ----                  -----------    --------            --------                    ---------------
                                                        Exercisable    Unexercisable   Exercisable     Unexercisable
                                                        -----------    -------------   -----------     -------------

Mitchell Gross                      --         $ --             --              --        $     --         $    --
Karry Kleeman                       --           --        297,526          47,474         313,650          34,850
Michael J. Festa(2)                 --           --         39,250          60,750          18,450           8,050
Sandra A. Becker                    --           --         45,999          59,001              --           1,500
Joseph Tinnerello                   --           --        280,000           5,000              --           1,500
Robert Lawrence                     --           --        168,000          36,000         344,400          73,800

------------------
(1) Based on the closing sale price on the Nasdaq National Market of the common stock on June 29, 2001 of $3.30.
(2) Michael J. Festa was elected by the Board of Directors as an executive officer on September 13, 2001. If Mr. Festa had been an executive officer as of June 30, 2001, he would have been required to be included in this disclosure.


                             AUDIT COMMITTEE REPORT


         The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company's accounting, auditing and financial reporting practices and the independence and performance of the Company's internal and external auditors. The Committee operates under a written charter adopted and approved by the Board of Directors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

         Management is responsible for the Company's financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent accountants are responsible for auditing those financial statements, expressing an opinion based on their audit as to the statements' conformity with generally accepted accounting principles, observing the effectiveness of the Company's internal controls and discussing with the Committee certain issues they believe should be raised with the Committee.

         The Committee met with the Company's independent accountants (with and without management present) to review and discuss the overall scope and plans for the audit of the Company's consolidated financial statements for the fiscal year ended June 30, 2001 and the results of such audit, as well as their observations concerning the Company's internal controls and the overall quality of the Company's financial reporting. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the financial statements with management.

         The Committee also discussed with the independent accountants the matters required to be discussed with audit committees under Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Company's independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants their independence from the Company and management.

         As stated in the Committee's Charter, the Committee's job is one of oversight. The members of the Committee are not experts in the fields of auditing or accounting, or in respect of auditor independence issues, and they rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions referred to in this Report do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company's external auditors are in fact "independent".

         Based upon the Committee's receipt and review of the various materials and assurances described above and its discussions with management and the independent accountants, and subject to the limitations on the Committee's role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended June 30, 2001, be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.



                                             Gary G. Greenfield
                                             Robert H. Levitan

                             STOCK PERFORMANCE GRAPH


         The following graph depicts a comparison of the cumulative total return (assuming the reinvestment of dividends) for a $100 investment on June 30, 1998 in each of the common stock of Mobius, the Goldman Sachs Technology Composite Index (a published industry index), and the Nasdaq Composite (a broad market index). The Company paid no dividends during the periods shown. The graph lines merely connect measurement dates and do not reflect fluctuations between those dates.

                           June 30,1998  June 30,1999 June 30,2000 June 29,2001
                           ------------  ------------ ------------ ------------

Mobius                        $100.00       $ 55.00      $ 30.42      $ 22.00
Goldman Sachs Technology
Composite Index
                               100.00        168.31       265.36       129.51
Nasdaq Composite               100.00        141.77       209.32       114.03



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Relationship With Kramer Levin Naftalis & Frankel LLP

         Since 1981 the Company has engaged, and plans to continue to engage, the Kramer Levin Naftalis & Frankel LLP law firm to provide the Company with legal counsel. Mr. Kopelman, a member of Mobius's Board of Directors, is a partner of Kramer Levin Naftalis & Frankel LLP. Mobius believes that fees charged by Kramer Levin are at rates and on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

Relationship With Mr. Tinnerello

         Following a personal leave, on September 30, 1997, Mobius entered into a severance agreement with Mr. Joseph Tinnerello, presently Mobius's Vice President, Business Development, pursuant to which Mr. Tinnerello left Mobius's employment on October 1, 1997 and agreed to certain non-competition and non-solicitation restrictions in consideration for (1) the acceleration of 80,000 options to purchase shares of our common stock previously granted to him and (2) the grant of 100,000 new options to purchase shares of our common stock at an exercise price equal to the fair market value of the shares at the time of the grant. Due to his termination and the terms of Mobius's 1996 Employee Stock Incentive Plan, Mr. Tinnerello forfeited 640,000 options to purchase shares of common stock that were previously granted to him in November 1996. On December 26, 1997, Mr. Tinnerello agreed to return to Mobius effective January 15, 1998. On December 28, 1997, Mobius agreed to advance $160,000 to Mr. Tinnerello against future commissions. As of September 17, 2001, the full amount of such advance remains outstanding. Such monies (net of applicable taxes) were used by Mr. Tinnerello to exercise options to purchase 80,000 shares of Common Stock. On January 15, 1998, Mobius granted Mr. Tinnerello options to purchase 180,000 shares of Common Stock in accordance with and on terms similar to, our standard hiring practices.

Agreements With Employees

     In February, 1998, Mobius entered into employment agreements with each of Messrs. Gross and Albracht providing for the employment of Mr. Gross as our Chairman of the Board, Chief Executive Officer and President and Mr. Albracht as our Executive Vice President and Chief Operating Officer. Each employment agreement provides for a three-year term ending on April 27, 2001, the third anniversary of our initial public offering. In October 1999, Mr. Albracht ended his employment with the Company. Mr. Gross' employment agreement expired during fiscal 2001.

Compensation Committee Interlocks And Insider Participation

         The current members of our Board's Compensation Committee are Messrs. Albracht and Mr. Levitan. There are no compensation committee interlocks which are required to be disclosed by applicable SEC rules. No member of Mobius's Compensation Committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of Mobius's Board of Directors or Compensation Committee.

                                 PROPOSAL NO. 2

                      RATIFICATION OF INDEPENDENT AUDITORS

         The Audit Committee of the Board has appointed KPMG LLP to audit our financial statements for fiscal 2002. Ratification of the auditors requires the favorable vote of a majority of the votes cast. We are asking you to ratify that appointment.

         The following table sets forth the aggregate fees charged by KPMG LLP for services related to fiscal year ended June 30, 2001:

Audit Fees                                                          $314,300
Financial Information Systems Design and Implementation Fees              --
All Other Fees (primarily tax-related services)                      173,307
                                                               -------------
                                                                    $487,607
                                                               =============


         The Audit Committee considered the compatibility of non-audit services provided by the auditors with maintaining the auditors' independence, and determined that the auditors' independence relative to financial audits was not jeopardized by the non-audit services. The auditors did not employ leased personnel in connection with their work.

         KPMG LLP has been Mobius' independent accounting firm since our fiscal year ended June 30, 1992, and we believe they are well qualified for the job. A KPMG LLP representative will be at the annual meeting to answer appropriate questions and to make a statement if he or she desires.

           The Board recommends you vote FOR this proposal.

                             ADDITIONAL INFORMATION

Other Business

         We do not expect any business to come up for stockholder vote at the meeting other than the items raised in this booklet. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

People with disabilities

         We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write the Secretary at least two weeks before the meeting at the number or address under "Questions?" below.

Outstanding shares

On December 3, 2001, 17,222,536 shares of Common Stock were outstanding. Each share has one vote.

How we solicit proxies

In addition to mailing, Mobius employees may solicit proxies personally, electronically, or by telephone. Mobius will pay the costs of soliciting this proxy.

Stockholder proposals for next year

The deadline for stockholder proposals to be included in our proxy statement for next year's annual meeting is June 30, 2002. As to stockholder proposals intended to be presented without inclusion in our proxy statement for our next annual meeting, the people named next year as proxies will be entitled to vote as they think best on such proposals unless we have received notice of that matter on or before September 30, 2002. However, even if such notice is timely received, the people named next year as proxies may nevertheless be entitled to vote as they think best on such proposals to the extent permitted by the SEC. On request, the Secretary will provide detailed instructions for submitting proposals.

Questions?

If you have questions or need more information about the annual meeting, write to:

         Investor Relations
         Mobius Management Systems, Inc.
         120 Old Post Road
         Rye, NY 10580 or call us at (914) 921-7200

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

         This Audit Committee Charter ("Charter") has been adopted by the Board of Directors (the "Board") of Mobius Management Systems, Inc. (the "Company"). The Audit Committee of the Board (the "Committee") shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Committee will have this charter published every three years in accordance with SEC regulations.

Role and Independence; Organization

         The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the independence and performance of the Company's internal and external auditors. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the National Association of Securities Dealers, Inc. The Committee shall maintain free and open communication (including private executive sessions at least annually) with the independent auditors and Company management. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities, personnel and outside professionals. The Committee may retain special legal, accounting or other consultants as advisors.

         One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

Responsibilities

         The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time and more detailed knowledge and information regarding the Company's accounting, financial and auditing practices than do Committee members; accordingly the Committee's oversight role does not provide any expert or special assurance as to the Company's financial statements or any certification as to the work of the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between the independent auditors or to assure compliance with laws and regulations.

         Although the Board and the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

o Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company, which auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

o Evaluating, together with the Board, the performance of the independent auditors and, where appropriate, recommending the replacement of such auditors.

o Annually obtaining from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships that may impact the objectivity and independence of the auditors and shall recommend that the Board take appropriate actions to oversee the auditors' independence.

o Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting. Such discussions may include a review of particularly sensitive accounting estimates, reserves and accruals, review of judgmental areas, review of audit adjustments (whether or not recorded), review of risk exposures that may have a material impact on the Company's financial statements and the steps management has taken to monitor and control such exposures, and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on its review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

o Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

o Overseeing the relationship with the independent auditors, including discussing with the auditors the planning and staffing of the audit and the nature and rigor of the audit process, receiving and reviewing audit reports, reviewing with the auditors any problems or difficulties the auditors may have encountered in carrying out their responsibilities and any management letters provided by the auditors and the Company's response to such letters, and providing the auditors full access to the Committee and the Board to report on all appropriate matters.

o Reviewing significant changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

o Reviewing and approving the fees to be paid to the independent auditors.

o Reviewing with management and the independent auditors the interim financial information prior to the Company's filing of each Form 10-Q; this review shall be done by the Committee as a whole or through the Committee chair.

o Discussing with management and the independent auditors the quality and adequacy of the Company's internal controls and the accounting function's organization, responsibilities, plans, results, budget and staffing, as well as providing oversight to the accounting function's activities.

o Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

                         MOBIUS MANAGEMENT SYSTEMS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS


                                January 10, 2002


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints and constitutes Mitchell Gross and David J. Gordon, or either of them, as proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of the Common Stock of Mobius Management Systems, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held on January 10, 2002, at 10:00 a.m., or at any adjournment or adjournments thereof, for the following purposes, described in the Proxy Statement dated December 3, 2001, accompanying the notice of said meeting:

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

------------------------------------------------------------------------------

^  FOLD AND DETACH HERE  ^

/ X / PLEASE MARK

         YOUR VOTES AS
         INDICATED IN
         THIS EXAMPLE

1.       ELECTION OF DIRECTOR

FOR Kenneth P. Kopelman  /     /

WITHHOLD AUTHORITY to vote for Kenneth P. Kopelman /     /



2.       RATIFICATION OF APPOINTMENT OF KPMG LLP

         FOR               AGAINST          ABSTAIN
         /    /                   /    /                  /   /



3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. RECEIPT IS ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT DATED December 11, 2001 AND THE ANNUAL REPORT FOR FISCAL 2001.

I plan to attend the meeting                /     /

I do not plan to attend the meeting /    /

Signature(s)_________________________________________ Dated __________, 2001

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

------------------------------------------------------------------------------

                             ^FOLD AND DETACH HERE^